UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  April 29, 2010

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

USEC Inc. (the “Company”) held its annual meeting of shareholders on April 29, 2010.  As of the record date, March 4, 2010, there were 112.3 million shares of common stock outstanding and entitled to vote.  80.9% of those shares were represented at the annual meeting.

A board of nine directors (listed below) was elected at the annual meeting.  Each director holds office until the next annual meeting of shareholders and until his or her successor is elected and has qualified.  There were 26.7 million broker non-votes with respect to each nominee.  There were no abstentions.  The number of votes cast for or withheld were as follows (in millions):

	For	Withheld
James R. Mellor, Chairman	62.6	1.5
Michael H. Armacost	62.6	1.5
Joyce F. Brown	44.4	19.8
Joseph T. Doyle	44.4	19.7
H. William Habermeyer	42.9	21.2
John R. Hall	44.3	19.8
William J. Madia	62.6	1.5
W. Henson Moore	62.6	1.5
John K. Welch	62.6	1.5

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2010 was also voted on at the annual meeting.  The number of votes cast for or against, as well as any abstentions, were as follows (in millions):
	For	Against	Abstain

Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for 2010	90.0	0.6	0.3

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

April 30, 2010	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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